As filed with the Securities and Exchange Commission
                              on September 30, 1998

                                                       Registration No. 811-7696


          Pursuant to Rule 8b-16 promulgated under Section 8(b) of the
                         Investment Company Act of 1940

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM N-1A


                          REGISTRATION STATEMENT UNDER
                     THE INVESTMENT COMPANY ACT OF 1940                    |_|

                                 Amendment No. 6                           |X|

                       (Check appropriate box or boxes.)

          -----------------------------------------------------------



                      IOWA PUBLIC AGENCY INVESTMENT TRUST
               (Exact Name of Registrant as Specified in Charter)
                               2203 Grand Avenue
                          Des Moines, Iowa 50312-5338
               (Address of Principal Executive Offices)(Zip code)

       Registrant's Telephone Number, Including Area Code: (515) 244-5426



                             Edgar H. Bittle, Esq.
                       Ahlers, Cooney, Dorweiler, Haynie,
                              Smith & Allbee, P.C.
                    100 Court Avenue, Des Moines, Iowa 50309
                    (Name and Address of Agent for Service)

          -----------------------------------------------------------


                        Copies of all communications to:

                              JOHN C. MILES, ESQ.
                            Cline, Williams, Wright,
                              Johnson & Oldfather
                             19th Floor, 233 S. 13th
                            Lincoln, Nebraska 68508

                             EDGAR H. BITTLE, ESQ.
                       Ahlers, Cooney, Dorweiler, Haynie,
                              Smith & Allbee, P.C.
                                100 Court Avenue
                             Des Moines, Iowa 50309

                               IOWA PUBLIC AGENCY
                                INVESTMENT TRUST
                                     (IPAIT)



                   A comprehensive cash management service for
                    Iowa Cities, Counties and City Utilities









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                              INFORMATION STATEMENT
                               September 30, 1998


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              This booklet provides detailed information about the
                      Iowa Public Agency Investment Trust.
          Please read it carefully and retain it for future reference.




                                Sponsored by the
                     Iowa Association of Municipal Utilities
                       Iowa State Association of Counties
                              Iowa League of Cities

                                    CONTENTS

Section                                                               Page
--------------------------------------------------------------------------------
The Iowa Public Agency Investment Trust (IPAIT)........................3
Cash Management Alternatives
   Diversified Portfolio...............................................3
   Direct Government Obligation Portfolio..............................3
Authorized Investments
   Maximum Current Income..............................................4
Risk and Management of Risk
   Management Policies and Procedures..................................4
   Maturity of IPAIT Investments.......................................5
   Maintenance of Liquidity............................................5
   Year 2000 Issues....................................................5
Investing in IPAIT Portfolio Units
   Portfolio Investments...............................................5
   Investments by Bank Funds Transfer..................................5
   Income Distributions................................................6
Redeeming IPAIT Portfolio Units
   Portfolio Withdrawals...............................................6
Valuing IPAIT Portfolio Trust Units
   Portfolio Transactions..............................................7
   Calculating Yield...................................................7
   Expenses of IPAIT...................................................7
Trustees and Officers..................................................7
The Administrator-Advisor..............................................8
The Custodian..........................................................9
Bank Trust Services....................................................9
Administrative and Distribution Related Services.......................9
Taxes..................................................................9
Reports to Participants................................................9
Declaration of Trust
   Description of Trust Units..........................................9
   Participant Liability...............................................9
   Termination of the Declaration of Trust............................10
   Amendment of the Declaration of Trust..............................10
   Withdrawal.........................................................10
   Definitions........................................................10
Legal Counsel and Independent Auditors................................10
Document Copies.......................................................10
INSTRUCTIONS AND APPLICATION FORM.....................................11
INSTRUCTIONS FOR MAKING PLACEMENTS....................................18
INSTRUCTIONS FOR MAKING REDEMPTIONS...................................18

No person or entity has been authorized to give any information or to make any representations other than those contained in this Information Statement, and, if given or made, such information or representations must not be relied upon as having been authorized by IPAIT, its Trustees, the Administrator-Advisor, the Custodian, or any agent of IPAIT or the Trustees.

                               IOWA PUBLIC AGENCY
                            INVESTMENT TRUST (IPAIT)

The Iowa Public Agency Investment Trust ("IPAIT") is a professionally managed common law trust organized and operated as a diversified open-end management investment company created with the objective of providing Iowa cities, counties, city utilities, and other eligible participants (the "Participants") with a convenient method for investing their funds in a manner that will maximize current income consistent with safety of principal and the required degree of liquidity.

IPAIT has been established under Iowa law pursuant to Iowa Code Chapter 28E and Sections 331.555 and 384.21, which authorize Iowa cities, counties, city utilities, and other eligible participants to jointly invest moneys pursuant to a joint investment agreement. IPAIT was established by adoption of a Joint Powers Agreement and Declaration of Trust establishing the Iowa Public Agency Investment Trust as of October 1, 1987 and amended as of August 1, 1988, and May 1, 1993 (the "Declaration"). Iowa Code permits judicial districts and rural water districts to participate in a joint investment agreement, and such entities are authorized to participate in IPAIT upon the approval of the Board of Trustees. A city, city utility, or county which is, respectively, a member of the Iowa League of Cities, the Iowa Association of Municipal Utilities, or the Iowa State Association of Counties (the "Sponsoring Associations") or other eligible participants can become a Participant in IPAIT by submitting an application and a certified copy of the form of authorizing resolution contained therein to Iowa Public Agency Investment Trust, P.O. Box 837, Des Moines, Iowa, 50304-0837. (See "Instructions and Application Form").

In the opinion of legal counsel, the interests of beneficial ownership in IPAIT ("Trust Units") are exempt from registration under the Securities Act of 1933 and the Iowa Uniform Securities Act. IPAIT is, however, registered as an investment company under the Investment Company Act of 1940 ("1940 Act") pursuant to the requirements of Iowa Code ss. 12B.10.

This Information Statement provides detailed information about IPAIT and its investment and operating policies. Please read it carefully and retain it for future reference. Additional information, a copy of the Declaration of Trust, and further assistance regarding becoming a Participant in IPAIT may be obtained by calling the IPAIT toll free number, (800) 872-4024, or by contacting Iowa Public Agency Investment Trust, P.O. Box 837, Des Moines, Iowa 50304-0837. This Information Statement is qualified in its entirety by reference to the text of the Declaration of Trust.

                                 CASH MANAGEMENT
                                  ALTERNATIVES

IPAIT issues two separate series of Trust Units in which Participants may invest, referred to as the Diversified Portfolio and the Direct Government Obligation Portfolio (a "Portfolio" or the "Portfolios").

There are no minimum or maximum investments or limitations on redemptions for either Portfolio. Participants may invest any funds in their custody in either Portfolio. The Portfolios are operated according to investment and accounting standards which conform to the requirements of Rule 2a-7 under the 1940 Act for "money market" funds. Only funds of Participants may be invested in IPAIT.

DIVERSIFIED PORTFOLIO - The Diversified Portfolio is a professionally managed portfolio of U.S. government and federal agency securities, collateralized certificates of deposit of Iowa financial institutions and collateralized perfected repurchase agreements as more fully described below. All such securities have final maturities of no greater than 365 days and the Portfolio maintains a maximum average dollar weighted maturity of 90 days or less.

DIRECT GOVERNMENT OBLIGATION PORTFOLIO - The Direct Government Obligation Portfolio is identical in every respect to the Diversified Portfolio except that it is invested exclusively in direct U.S. government obligations and repurchase agreements collateralized by direct U.S. government obligations as more fully described below. All such securities have final maturities no greater than 365 days from the date of purchase and the Portfolio maintains a maximum average dollar weighted maturity of 90 days or less. Thus, Participants, which may be required or wish to confine their short-term investments to these types of instruments, may do so by investing in Direct Government Obligation Units.

                             AUTHORIZED INVESTMENTS

The objective of IPAIT, in offering the Diversified and Direct Government Obligation Portfolios, is to provide Participants with daily liquidity and the highest possible investment yield consistent with safety of principal and the maintenance of liquidity.

Subject to the specific investment restrictions of the Portfolios described herein, assets of IPAIT will only be invested in securities specifically permitted for Participants under Iowa law, as it now or in the future may exist, including the following types of securities and instruments ("Permitted Investments").

(1) Securities issued or guaranteed as to payment of principal and interest by the U.S. Government. These include, for example, Treasury bills, bonds and notes which are direct obligations of the U.S. Government ("U.S. Government Securities").

(2) Obligations issued or guaranteed as to payment of principal and interest by agencies or instrumentalities of the U.S. Government ("Federal Agency Securities"). Such agencies and instrumentalities include, for example, Federal Intermediate Credit Banks, Federal Home Loan Banks, the Federal National Mortgage Association, and the Farmers Home Administration. Such securities will include those supported by the full faith and credit of the United States Treasury or the right of the agency or instrumentality to borrow from the Treasury, as well as those supported only by the credit of the issuing agency or instrumentality.

(3) Collateralized perfected repurchase agreements secured by securities in the immediately foregoing categories. A repurchase agreement involves the sale of such securities to IPAIT with the concurrent agreement of the seller to repurchase them at a specified time and price to yield an agreed upon rate of interest. The securities collateralizing the agreement are held in custody and are regularly verified by the IPAIT Custodian for the benefit of IPAIT and are maintained daily in an amount equal to at least 102 percent of the value of principal and accrued interest of the repurchase agreement.

(4) Collateralized certificates of deposit ("CDs") in Iowa financial institutions. Each collateralized CD that IPAIT places with an Iowa institution on behalf of the Participants in IPAIT is insured by the FDIC for the first $100,000 of value. All amounts in excess of $100,000 in any Iowa institution are protected and collateralized as required by Iowa law, including the security provided by the State of Iowa's sinking Fund for public deposits.

Every Permitted Investment shall be purchased on a delivery versus payment ("DVP") basis. No other settlement procedure is allowed.

MAXIMUM CURRENT INCOME - Because of the participation of many Iowa municipalities, counties, city utilities and other Iowa governmental entities in IPAIT and the large pool of funds resulting therefrom, IPAIT can purchase securities in larger denominations, thereby improving yields and reducing transaction costs. IPAIT's size and experience will also permit the selection of securities maturing at various times which can enhance average portfolio yields. These strategies, implemented by a full-time professional portfolio manager, will maximize the current returns earned by IPAIT.

Generally, the yields on direct and guaranteed U.S. government obligations are less than those on Federal Agency securities and other Permitted Investments. Thus, the returns earned by Participants that elect to invest in the Direct Government Obligation Portfolio may also be lower.

                                    RISK AND
                               MANAGEMENT OF RISK

While investments by IPAIT will be confined to the highest quality securities and instruments with varying maturities, the complete elimination of risk is not possible. It is possible that large redemptions of Trust Units in the Portfolios could necessitate the sale of some Portfolio investments prior to maturity at current market prices. If market values have declined, a reduction in Unit value could result at the time of redemption.

MANAGEMENT POLICIES AND PROCEDURES

Following are the fundamental management policies and procedures for IPAIT. All investments are maintained in separate IPAIT custodial accounts at Norwest Bank Iowa, N.A., segregated by Portfolio on behalf of IPAIT Participants.

1. IPAIT investment procedures require that each purchase or sale of a security be handled on a DVP basis. Funds for the purchase of an investment shall not be released to the seller until the security is delivered to the IPAIT Custodian. Conversely a sold security shall not be released to the buyer until funds for the purchase price of the security have been received by the IPAIT Custodian.

2. IPAIT investment procedures prohibit "free delivery" transactions. The Custodian shall never release assets from the IPAIT custodial accounts until the funds for the investment are delivered. Prohibiting "free delivery" settlements precludes movement of IPAIT program investments or funds to a third party anywhere.

3. Any material deviation (greater than 0.5 percent) from the amortized cost of investments shall be promptly reported by the Advisor to the Board of Trustees. If such deviation exceeds 0.5 percent, the Advisor will consider what action, if any, should be initiated to reasonably eliminate or reduce material dilution or other unfair results to Participants. Such action may include redemption of Trust Units in kind, selling portfolio securities prior to maturity, withholding distributions or utilizing a net asset value per Trust Unit based upon available market quotations.

4. The frequent trading of securities, including day trading for the purpose of realizing short-term gains, the purchase and sale of futures and options to buy or sell authorized investments, reverse repurchase agreements and other similar speculative or derivative transactions are expressly prohibited.

5. IPAIT may not make any investment other than Permitted Investments authorized by the provisions of the law applicable to the investment of funds by the Participants, as such laws may be amended from time to time.

6. IPAIT may not purchase any Permitted Investment for the Diversified or Direct Government Obligation Portfolios which has a maturity date more than 365 days from the date of purchase, unless subject to a perfected repurchase agreement, which such maturity shall be determined in accordance with Rule 2a-7 under the 1940 Act as it presently exists or as it may be amended in the future.

7. IPAIT may not purchase any Permitted Investment if the effect of such purchase by IPAIT would be to make the average dollar weighted maturity of either the Diversified or Direct Obligation Portfolio greater than ninety
     (90) days; provided, however, that in making such determination, the maturity of a Permitted Investment shall be determined as set forth under 6 above.

8. IPAIT may not borrow money or incur indebtedness whether or not the proceeds thereof are intended to be used to purchase Permitted Investments;

9. IPAIT may not make loans, provided that IPAIT may make Permitted Investments;

10. IPAIT may not purchase securities or shares of investment companies or any entities similar to IPAIT.

The restrictions set forth above are fundamental to the operation and activities of IPAIT and may not be changed without the affirmative approval, in writing, of a majority of the Participants entitled to vote, except that such restrictions may be changed by the Trustees so as to make them more restrictive when necessary to conform the investment program and activities of IPAIT to the laws of the State of Iowa and the United States of America as they may from time to time be amended.

In addition to the fundamental restrictions and procedures set forth above, as a condition of providing services to IPAIT, IPAIT presently requires that the IPAIT Custodian, Bank Trust Services Provider, Administrator, and Investment Advisor maintain fidelity and errors and omissions insurance coverage for IPAIT's benefit for all services provided to IPAIT.

MATURITY OF IPAIT INVESTMENTS

Each of the Portfolios strictly adheres to Iowa law and Rule 2a-7 under the 1940 Act for money market mutual funds, developed to minimize risk that the value of investments in a portfolio might vary. IPAIT's investment policy as set forth herein presently limits portfolio investments to the following:

     1. The remaining maturity of any individual investment may not exceed more than 365 days from the date of purchase, which such maturity shall be determined in accordance with Rule 2a-7 under the 1940 Act as it presently exists or as it may be amended in the future.

     2. The maximum dollar weighted average maturity of all IPAIT investments may not exceed 90 days;

     3. Investments are monitored daily by its Iowa based investment advisor to assure that the value of each IPAIT investment does not materially deviate in value from its amortized cost.

MAINTENANCE OF LIQUIDITY

IPAIT's investments in the Diversified and Direct Government Obligation Portfolios will generally be confined to securities maturing at various times within 365 days from the date of purchase as previously described. Because of their relatively short maturities, high quality, and minimal price fluctuations, ready markets will exist for liquidating all securities in which IPAIT will invest.

As a general policy, the Portfolios will hold investments until they mature. However, in an effort to increase yields, IPAIT may sell securities and realize capital gains when there are perceived disparities between maturities for various categories of investments. Summaries of all securities trades are regularly provided to the Board of Trustees by the Administrator-Advisor for review.

                                Year 2000 Issues

The Portfolios could be adversely affected if the computer systems (including, without limitation, accounting systems, custom built software, imaging systems, telecommunications systems, and on-line access systems on which the Portfolios rely) are not able to properly process and calculate date-related information and data on and after January 1, 2000. This is commonly known as the "Year 2000 Issue." This Year 2000 Issue may affect mutual funds, financial and business organizations, and individuals around the world. Failure to address the Year 2000 Issue could result in interruptions to and other material adverse effects on the Portfolio's business operations. In order to assure that this does not occur, the Administrator-Advisor, Bank Trust Services provider, and Custodian plan to devote such resources as are necessary to resolve any significant Year 2000 Issues in a timely manner. The IPAIT Administrator-Advisor, Bank Trust Services provider, and Custodian have commenced a review of the Year 2000 Issue with clients, business partners, and other services providers as it may affect the Portfolios and are taking steps that they believe are reasonably designed to address the Year 2000 Issue. Year 2000 Issue compliance testing and changes to IPAIT Administrator-Advisor, Bank Trust Services provider, Custodian and other service provider computer programs and hardware are underway and are scheduled to be completed by December 31, 1998. Full scale testing and monitoring of computer systems will continue as January 1, 2000 approaches. The Administrator-Advisor, Bank Trust Services provider, and Custodian have developed contingency plans in case of Year 2000 Issue noncompliance.

                                  INVESTING IN
                              IPAIT PORTFOLIO UNITS

PORTFOLIO INVESTMENTS - To become a Participant in IPAIT, the public body must adopt the Form A resolution included in the Instructions and Application Form attached hereto, or otherwise provided by IPAIT. The resolution authorizes the public body to become a Participant, adopts the Declaration, and designates officials of the public body authorized to execute transactions with IPAIT. Following adoption of the resolution, the public body must complete and forward to the IPAIT Administrator-Advisor, the investment trust application Form B along with the Form A and Form A Certificate. (See "Instructions and Application Form".)

Investments may be made in the Diversified or Direct Government Obligation Portfolio at the net asset value per Unit next determined after an investment order has been received. The net asset value of Portfolio Units is determined once daily at the close of the New York Stock Exchange (currently 3:00 p.m., Des Moines time).

INVESTMENTS BY BANK FUNDS TRANSFER - A Participant may authorize Norwest Bank Iowa as IPAIT Trust Services Provider to cause moneys to be transferred, by means of the Iowa Automated Clearinghouse System ("ACH"), from the Participant's local bank to IPAIT. The Participant may also have its local bank wire federal funds directly to Norwest Bank, the IPAIT Custodian, all as indicated herein.

A Participant has the ability to invest in a Portfolio by the following methods:

(1) An authorized official may telephone IPAIT at (800) 872-4024 and furnish the public body's name, name of person calling, the IPAIT account number and the amount being invested. A request for the IPAIT investment to be transferred by ACH, which will be effective the next business day, must be made by 2:00 p.m.

(2) To make an investment by wire transfer, to be effective the same business day, an authorized official must notify an IPAIT representative by 10:00 a.m., furnishing the information described above. The Participant must also instruct its local financial institution to wire funds to the IPAIT Custodian with the following instructions:

     Norwest Bank Iowa, N.A., Des Moines
     ABA #073000228
     Credit #405200
     Iowa Public Agency Investment Trust
     (Further credit to Participant Name and IPAIT account number)

(3) A Participant may invest in IPAIT Portfolio Units by mailing a check or other bank draft to the IPAIT Custodian, Norwest Bank Iowa, N.A., Iowa Public Agency Investment Trust, P.O. Box 837, Des Moines, Iowa 50304-0837. Until the check has been converted into federal funds, the investment order will not be accepted, and no income will be earned on the investment until that time.

INCOME DISTRIBUTIONS - Net income for each Portfolio of IPAIT is declared each business day for Participants of record immediately before 3:00 p.m. Central Standard time. Income distributions are accrued to Participants' accounts daily and reinvested in additional Trust Units monthly for compounded interest. Total distributions for each month are credited to Participants' accounts the first business day of the following month. Distributions are automatically reinvested in Portfolio Trust Units unless cash payment has been requested. Cash payments, if requested, will be made monthly. If a Participant redeems the entire amount in its account during the month, income distributions accrued to the account from the beginning of the month through the date of redemption are paid into the account the FIRST business day of the following month.

                                    REDEEMING
                              IPAIT PORTFOLIO UNITS

PORTFOLIO WITHDRAWALS - IPAIT Portfolio Trust Units may be redeemed on any day on which the New York Stock Exchange is open for trading, on which the Administrator-Advisor computes the net asset value of the IPAIT Portfolios, and which is not a federal holiday or a holiday officially observed by commercial banks in Iowa. IPAIT Portfolio Trust Units will be redeemed at the net asset value next determined after a withdrawal request in good order is received by the Bank.

Proceeds from the redemption of IPAIT Portfolio Trust Units will be transmitted to the Participant's local financial institution by means of the ACH system or by the federal reserve wire system. No charge will be made for the ACH transfer of the Participant's funds; however, local financial institutions may reserve the right to charge for an incoming wire transfer. Proceeds can also be paid by check to the registered Participant and mailed to the Participant's address of record.

Proceeds from the redemption of IPAIT Portfolio Trust Units, which have been paid for by check, may not be transmitted to the Participant's financial institution by wire for up to a maximum of seven days after the Bank has been informed that the Participant's check has cleared, but in no event for more than 15 days after the Units have been issued and outstanding.

A Participant has the ability to redeem Trust Units from either Portfolio by the following methods:

(1) An Authorized Official may redeem Trust Units by telephoning (800) 872-4024 and furnishing the public body's name, name of person calling, the IPAIT account number and the amount to be withdrawn, and the account number to which the funds are to be transferred. A request for the IPAIT withdrawal to be transferred by the Automated Clearing House System
       (ACH), which will be transferred the next business day, must be made by 2:00 p.m.

(2) To redeem Trust Units by wire transfer to be effective the same day, an IPAIT representative must be notified by 10:00 a.m. by a Participant's Authorized Official. The Participant must instruct the IPAIT representative to wire funds to its local financial institution. The Participant must provide the wiring instructions including the local financial institution name, location, account number, and name and telephone number of a contact person at that financial institution.

(3) A Participant may redeem all or a portion of its Trust Units by instructing the Bank Trust Services Provider by letter mailed to the following address: Iowa Public Agency Investment Trust, P.O. Box 837, Des Moines, Iowa, 50304-0837. This redemption request must be in good order, indicating the dollar amount or number of Trust Units to be redeemed, the method of redemption (i.e., ACH, check or wire) and signed by an Authorized Official of the public body.

                                     VALUING
                           IPAIT PORTFOLIO TRUST UNITS

The net asset value of IPAIT Portfolio Trust Units is determined once each day, as of the close of the New York Stock Exchange (currently 3:00 p.m. Des Moines time). Except for federal holidays, such other holidays that are officially observed by commercial banks in Iowa, and days on which no investments in or redemption of IPAIT Portfolio Trust Units occur, the Administrator-Advisor will compute the Portfolios' net asset value on each day the New York Stock Exchange is open for trading or when there is a sufficient volume of trading which might materially affect the net asset value of Portfolio securities. The net asset value of each Trust Unit is computed by adding the value of all securities and other assets (including income receivable), subtracting liabilities (including accrued expenses) attributable to each Portfolio and dividing by the number of Trust Units of each Portfolio outstanding.

The IPAIT Administrator-Advisor will compute the net asset value of Trust Units for the Portfolios by using the amortized cost method for valuing securities. Under the amortized cost method, a security is initially valued at cost on the date of purchase and, thereafter, any discount or premium is amortized on a straight line basis to maturity, regardless of fluctuating interest rates or the market value of the security. However, the Administrator-Advisor will establish procedures to stabilize the net asset value of Trust Units at $l.00 per Trust Unit. These procedures include a review by the Administrator-Advisor as to the extent of the deviation of net asset value based upon available market quotations from the Portfolio's $l.00 amortized cost per Trust Unit. If such deviation exceeds 0.5 percent, the Administrator-Advisor will consider what action, if any, should be initiated to reasonably eliminate or reduce material dilution or other unfair results to Participants. Such action may include redemption of Trust Units in kind, selling portfolio securities prior to maturity, withholding distributions or utilizing a net asset value per Trust Unit based upon available market quotations.

If, and only if, the Trustees, with the advice of the Administrator-Advisor, shall determine that the amortized cost method of determining the net asset value of IPAIT Portfolio Units no longer represents a fair method of valuation, the Trustees may either permit such net asset value to fluctuate or may reflect the fair value thereof in the number of Trust Units allocated to each Participant.

PORTFOLIO   TRANSACTIONS  -  Subject  to  policies  set  by  the  Trustees,  the
Administrator-Advisor is authorized to determine, consistent with the IPAIT investment objectives and policies, which securities will be purchased, sold and held by IPAIT. Most securities will be purchased on a principal basis directly from the issuer, from banks, underwriters, or market makers and, thus, will not involve payment of a brokerage commission. Such purchases may include a discount, concession or mark-up retained by an underwriter or dealer. The Administrator-Advisor is authorized to select the brokers or dealers that will execute the purchases and sales of securities and is directed to use its best efforts to obtain the best available price and most favorable execution on brokerage transactions. Some of the transactions may be directed to brokers or dealers who furnish special research and statistical information or services rendered in the execution of orders.

CALCULATING YIELD - The yield on Trust Units (a 7-calendar-day historical yield) is calculated by first dividing the average daily net income per Trust Unit for that 7-day period by the average daily net asset value per Unit for the same period. This return is then annualized by multiplying the result times 365. The yield for the 7-day period ended June 30, 1998, for IPAIT and IPAIT DGO was 5.09% and 5.02%, respectively.

EXPENSES OF IPAIT - The Administrator-Advisor is paid an annual fee based upon average daily net assets for each Portfolio of 0.23 percent for assets up to $150,000,000, 0.185 percent for assets greater than $150,000,000 and less than $300,000,000 and 0.14 percent for assets greater than $300,000,000. In addition, the Administrator-Advisor is paid a program support provider fee of 0.10 percent for program assets less than $250,000,000 and 0.125 percent for program assets greater than $250,000,000. This fee, which is paid pursuant to the provisions of a Rule 12b-1 Plan adopted by the Trustees, is used by the Administrator-Advisor to pay for various expenses in marketing IPAIT. All fees payable to the Administrator-Advisor are accrued daily and paid monthly.

The Custodian is paid an annual fee based upon average daily net assets for each Portfolio of 0.05 percent for assets up to $150,000,000, 0.045 percent for assets greater than $150,000,000 and less than $300,000,00 and 0.04 percent for assets greater than $300,000,000. Custodial fees are accrued daily and paid monthly.

The Bank is paid an annual fee based upon average daily net assets of .075 percent for Bank Trust Services. All Bank Trust Service fees are accrued daily and paid monthly.

IPAIT also pays the operating expenses incurred directly by IPAIT and its Trustees in connection with the discharge of their duties. These expenses include initial and ongoing legal and accounting fees, auditing fees, out-of-pocket expenses of Trustees and the cost of printing, mailing and other services performed independently by IPAIT. Payment of all operating expenses are accrued daily and are estimated at the annual rate of 0.025 percent of average daily net assets.

Also pursuant to the Trust's Rule 12b-1 Plan, there is an administrative services fee computed at the annual rate of 0.10 percent of the average daily net assets of the Portfolios. The administrative services fee is payable to the Sponsoring Associations based upon Participants attributable to each Sponsoring Association pro rata share of the IPAIT average daily net assets. This fee is paid for administrative services provided by the Sponsoring Associations to IPAIT, including clerical and administrative services in connection with meetings of the Board of Trustees, evaluation of performance of service providers, review of compliance with investment policies, providing the Board of Trustees various reports thereon, maintaining Trust records and providing marketing services.

Expenses directly attributable to a Portfolio are accrued against the respective Portfolio. Expenses not attributable to a particular Portfolio ("general expenses") are allocated to the Portfolios pro rata based upon the relative net asset value of the Portfolios.

For the fiscal year ending June 30, 1998, total expenses of the Portfolios amounted to 0.57 percent and 0.60 percent, respectively, of the Diversified and Direct Government Obligation Portfolios' average daily net assets.

These fees and operating expenses are subject to adjustment and renegotiation as determined by the Board of Trustees and the terms of the contracts with the service providers.

                              TRUSTEES AND OFFICERS

The Board of Trustees has full and complete control over the business and assets of IPAIT, subject to the rights of IPAIT Participants as provided in the Declaration of Trust.

There are nine voting members of the Board of Trustees. In addition, the Executive Directors of the Iowa Association of Municipal Utilities, the Iowa League of Cities, and the Iowa State Association of Counties serve as ex officio nonvoting members of the Board of Trustees and, pursuant to the Bylaws, may from time to time serve as secretary and treasurer for the Board. The names, affiliations and positions of the Board members are set forth below:

     NAME                  AFFILIATION               POSITION
Robert Hagey         Treasurer,                 Chair and Trustee
                     Sioux County
Tom Hanafan          Mayor, Council Bluffs      Vice Chair and Trustee
Ken Alberts          Director of Planning &     Second Vice Chair and Trustee
                     Development
                     Cedar Falls Utilities
Robert Rasmussen     Mayor, Fairfield           Trustee
Jim Ahrenholtz       Office Manager,            Trustee
                     Denison Municipal Utility
Floyd Magnusson      Supervisor,                Trustee
                     Webster County
Norman Kehrberg      Treasurer,                 Trustee
                     Plymouth County
Paul Oldham          Office Manager,            Trustee
                     Algona Municipal Utility
Jody Smith           Director of Adminis-       Trustee
                     trative Services,
                     West Des Moines
Robert Haug          Executive Director,        Ex Officio Trustee,
                     Iowa Association of        Secretary
                     Municipal Utilities
Thomas Bredeweg      Executive Director,        Ex Officio Trustee,
                     Iowa League of             Treasurer
                     Cities
William Peterson     Executive Director,        Ex Officio Trustee,
                     Iowa State Association     Asst. Secretary
                     of Counties

Ex Officio Trustees have no voting power in connection with any actions that the Trustees may take on behalf of IPAIT. The Trustees have legal title to the assets of IPAIT for the benefit of the Participants. In their capacity as Trustees, the Trustees function on behalf of the Participants, as the agents and fiduciaries of the Participants, to implement and administer the Declaration, as an agreement among the Participants. The Chairman, Vice Chairman, Second Vice Chairman, Secretary, Assistant Secretary, and Treasurer serve on an Executive Committee. The Executive Committee may exercise all of the authority of the Board of Trustees except that the Executive Committee cannot create a new Portfolio or a series of units or change investment policies.

The Iowa State Association of Counties, the Iowa League of Cities and the Iowa Association of Municipal Utilities have each appointed three Trustees to 3-year staggered terms.

If, at any time after election to the Board of Trustees, a Trustee is associated with a city utility, county or city which ceases to be a Participant, such Trustee must resign.

No Trustee (whether voting or nonvoting) of IPAIT will receive any compensation from IPAIT, the Administrator, Advisor or Custodian for his or her services. IPAIT will reimburse the Trustees for their reasonable expenses incurred on behalf of IPAIT.

IPAIT refers to the Trustees in their capacity collectively as Trustees and not individually or personally. All persons dealing with IPAIT must look solely to IPAIT assets for the enforcement of claims against IPAIT. The Trustees, officers and Participants do not assume any liability for obligations entered into on behalf of IPAIT.

The Joint Powers Agreement and Declaration of Trust shall not create any right, title, privilege or entitlement in any person, corporation or other legal entity except a Participant and a Person that has a direct and written contract with IPAIT. The terms and conditions of the Declaration of Trust are not intended to and shall not be construed to create any cause of action, legal or equitable, in any Person against the Participants, Trustees, officers, employees, Sponsoring Associations or agents of IPAIT, except as is provided by specific language in the Declaration or by specific language in written agreements or contracts entered into by the Trustees in implementing IPAIT. It is not intended and the terms of the Declaration shall not be construed so that any breach thereof by Participants, Trustees, officers, employees or agents of IPAIT creates an action at common law, tort, contract or otherwise.

A Trustee is not personally liable for a claim based upon an act or omission of the Trustee performed in the discharge of the Trustee's duties, except for acts or omissions which involve intentional misconduct or knowing violation of the law or for a transaction from which the Trustee derives an improper personal benefit.

The Trustees are responsible for the management of IPAIT, the conduct of its affairs, and the management and distribution of IPAIT assets. However, the
Trustees are not required personally to conduct all of the affairs of IPAIT. Consistent with their responsibility, the Trustees have appointed an Administrator-Advisor, Bank Trust Services Provider and Custodian and have assigned to them such duties as the Trustees have deemed appropriate with regard to the investment, administration, record keeping and custody of moneys and investments of IPAIT.

                            THE ADMINISTRATOR-ADVISOR

Investors Management Group (IMG), 2203 Grand Avenue, Des Moines, Iowa 50312-5338, an investment advisor registered under the Investment Company Act of 1940, serves as the IPAIT Administrator-Advisor, pursuant to an Administrator-Advisor Agreement. IMG, a wholly-owned subsidiary of AMCORE Financial Inc., was organized in 1982. Since then, the firm's principal business has been providing continuous investment management to pension and profit-sharing plans, insurance companies, public agencies, banks, endowments and charitable institutions, individuals and others. As of June 30, 1998, IMG had approximately $3.9 billion in equity, fixed income and money market assets under management. The Trust has been managed by Kathryn D. Beyer, CFA, Managing Director since 1993. Ms. Beyer is a fixed income strategist and is a member of IMGs Investment Policy Committee. Her experience includes serving as a securities analyst and director of mortgage-backed securities for Central Life Assurance Company. She received her Master of Business Administration from Drake University and her Bachelor of Science degree in agricultural engineering from Iowa State University. The Administrator-Advisor furnishes IPAIT with advice with respect to IPAIT operations and the investment of its assets subject to and in conformity with the Declaration of Trust and the policies adopted by the Board of Trustees; provides daily account services to Participants; determines and allocates income of IPAIT; provides all participant transaction confirmations and monthly account summaries; provides administrative personnel, equipment and office space to IPAIT; determines the net asset value of IPAIT on a daily basis; and performs all related administrative services for IPAIT. The IPAIT agreement with the Administrator-Advisor is approved annually, is not assignable, and is cancelable on 60 days notice by either party without penalty. It will remain in effect until December 31, 2000, and thereafter as approved by the Trustees. For the fiscal year ended June 30, 1998, fees paid by IPAIT and IPAIT DGO to IMG for investment advisory services amounted to $242,990 and $81,737, respectively, or approximately 0.13 percent and 0.15 percent, respectively, of the Fund's average net assets.

                                  THE CUSTODIAN

Norwest Bank Iowa, N.A., 666 Walnut, P.O. Box 837, Des Moines, Iowa 50304-0837, acts as Custodian for IPAIT pursuant to a Custodian Agreement. The Custodian will hold in a separate account all investment instruments and moneys, including cash received for each Portfolio. Subject to the terms and conditions of the Custodian Agreement, the Custodian may register or transfer assets of IPAIT into the Custodian's name or the name of a nominee or nominees provided that the books and records of the Custodian at all times show that such accounts are a part of IPAIT. All IPAIT security transactions are handled on the basis of delivery versus payment of the custodian or its nominee or nominees. IPAITs agreement with the Custodian is approved annually, is not assignable, and is cancelable on 60 days notice by either party without penalty. It will remain in effect until December 31, 2000, and thereafter as approved by the Trustees.

                               BANK TRUST SERVICES

Norwest Bank Iowa, N.A., 666 Walnut Street, P.O. Box 837, Des Moines, Iowa 50304-0837 (the Bank), provides all Bank Trust Services for IPAIT pursuant to a Bank Trust Services Agreement. Bank Trust Services provided shall include facilitating and processing all movement of monies between IPAIT and the Participant's accounts at the Participant's local financial institutions, verify that each transaction is initiated by an authorized representative of the Participant and, utilizing banking and trust procedures, follow procedures that assure that all IPAIT or Participant funds be moved only within a "closed system" between the Participant's preauthorized local account and the Participant's IPAIT account and assure that all monies received from or on behalf of Participants are fully collected and available. The IPAIT Trust Services Agreement with the Bank is approved annually, is not assignable, and is cancelable on 60 days notice by either party without penalty. It will remain in effect until December 31, 2000, and thereafter as approved by the Trustees.

                         ADMINISTRATIVE AND DISTRIBUTION
                                RELATED SERVICES

The Trust has adopted a Rule 12b-1 Plan ("Plan") which permits the Trust to pay certain distribution related expenses. Under the Plan, the Trust pays the Sponsoring Associations a fee at the annual rate of .10 percent of average annual net assets for providing to the Trust various administrative services, including clerical and administrative services in connection with meetings of the Board of Trustees, evaluation of performance of service providers, review of compliance with investment policies, providing the Board of Trustees various reports thereon, providing marketing assistance and maintaining Trust records. The Sponsoring Associations were instrumental in the establishment of the Trust which was and is intended to assist Iowa public agencies in cash management thereby lessening the burdens of government. The Executive Directors of the Sponsoring Associations serve as officers and members of the Executive Committee of IPAIT. The Plan is approved annually by the Trustees only after careful consideration of whether there is a reasonable likelihood that the Plan will benefit the Trust and the Participants.

                                      TAXES

Counsel for IPAIT is of the opinion that IPAIT is not subject to Federal or Iowa income tax and that distributions received by Participants are not taxable to them.

                             REPORTS TO PARTICIPANTS

Participants receive an "advice of activity" confirming all transactions processed. Participants will receive a monthly statement summarizing all activity on each account opened with IPAIT. This statement will include a list of all investments currently held by IPAIT for the Participant. In addition, Participants will be provided monthly performance information illustrating historical investment performance and yield. IPAIT will issue unaudited semi-annual reports which will include a list of securities owned by IPAIT and complete financial statements. It will also issue an annual report containing a financial report audited by the IPAIT independent auditors, KPMG Peat Marwick LLP.

                              DECLARATION OF TRUST

IPAIT was established as of October 1, 1987, as a common law trust under the laws of the State of Iowa by the adoption and execution of a Joint Powers Agreement and Declaration of Trust by the Maquoketa Municipal Electric Utility, Buchanan County, and the City of Fairfield. Additional Iowa cities, counties, city utilities and the other eligible participants (including 28E organizations) may become Participants in the manner described in this Information Statement. The Joint Powers Agreement and Declaration of Trust was amended on August 1, 1988 and May 1, 1993, and restated as of May 1, 1993.

Each potential Participant is given a copy of the Declaration before it becomes a Participant. The summary of the Declaration given herein is qualified in its entirety by reference to the full text of the Declaration.

DESCRIPTION OF TRUST UNITS - The Declaration authorizes an unlimited number of full and fractional Trust Units which may be issued in series. All Trust Units of each series participate equally in the allocation of distributions and have equal liquidation and other rights pertaining to that series. The Trust Units have no conversion, exchange or preemptive rights.

For all matters requiring a vote of Participants, each Participant is entitled to one vote with respect to each matter. It is not necessary for a Participant to hold any minimum number of Units to be entitled to vote. Participants are not entitled to cumulative voting.

No Trust Units may be transferred to any transferee other than IPAIT itself at the time of redemption.

PARTICIPANT LIABILITY - The Declaration provides that Participants will not be subject to any liability whatsoever in tort, contract or otherwise to any other person or persons in connection with IPAIT property or the affairs of IPAIT. Any Participant made a party to any suit or proceedings to assert or enforce any such liability shall not on account thereof be held to any personal liability.

TERMINATION OF THE DECLARATION OF TRUST - IPAIT may be terminated by the affirmative vote of a majority of Participants entitled to vote at any meeting of Participants or by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by not less than a majority of the Participants entitled to vote.

AMENDMENT OF THE DECLARATION OF TRUST. The Declaration may be amended at any meeting of Participants or by an instrument or instruments in writing, by the affirmative vote or signed approval of a majority of the Participants. The Trustees, from time to time, by a two-thirds vote of the Trustees and after 15 days prior written notice to the Participants, may amend the Declaration without the vote or consent of the Participants, to the extent they deem necessary to conform the Declaration to the requirements of applicable laws or regulations, or any interpretation thereof by a court or other governmental agency; but the Trustees shall not be liable for failing to do so.

WITHDRAWAL - A Participant may withdraw from IPAIT at any time by notifying the Trustees as specified in the Declaration.

DEFINITIONS - Unless otherwise expressly defined herein, words that are capitalized in this Information Statement have the meaning defined in the Joint Powers Agreement and Declaration of Trust.

                     LEGAL COUNSEL AND INDEPENDENT AUDITORS

Ahlers, Cooney, Dorweiler, Haynie, Smith & Allbee, P.C., 100 Court Avenue, Des Moines, Iowa 50309, serves as general counsel to IPAIT.

KPMG Peat Marwick LLP, 2500 Ruan Center, Des Moines, Iowa 50309, serves as the IPAIT independent auditors.

                                 DOCUMENT COPIES

Copies of the Joint Powers Agreement and Declaration of Trust, the Administrator-Advisor Agreement, the Bank Trust Services Agreement, and the Custodian Agreement can be obtained from the Iowa Public Agency Investment Trust, P.O. Box 837, Des Moines, Iowa 50304-0837.

                       INSTRUCTIONS AND APPLICATION FORM

HOW TO OPEN ACCOUNTS WITH IOWA PUBLIC AGENCY INVESTMENT TRUST  (IPAIT)

Any city, county, or city utility which is, respectively, a member of the Iowa League of Cities, the Iowa State Association of Counties or the Iowa Association of Municipal Utilities and other eligible participants including 28E organizations may join IPAIT as a "Participant" and take full advantage of its investment programs.

A CITY, COUNTY OR CITY UTILITY (OR 28E ORGANIZATION) THAT WISHES TO OPEN AN ACCOUNT WITH IPAIT AND BECOME A PARTICIPANT SHOULD COMPLETE FORMS A AND B.

FORM A (Model Resolution)

The City Council, County Board of Supervisors, or Utility Board of Trustees (or governing body of other eligible participants including 28E organizations) must adopt a resolution in the form as provided by the model resolution. The adopted resolution must be certified using the certificate provided. The resolution authorizes the city, county, municipal utility or other eligible participant to become a Participant of IPAIT and adopts the Joint Powers Agreement and Declaration of Trust. It also designates the officials of the Participant authorized to effect transactions with IPAIT. Form A must be completed with the Participant, the names and titles of Authorized Officials, the signatures of the presiding officer and clerk/secretary and a certification signed and notarized by the clerk/secretary. Form A and the certificate are to be sent with Form B to the IPAIT Administrator-Advisor at the address given herein. The Participant must include a copy of the Resolution along with a copy of the Joint Powers Agreement and Declaration of Trust in the minutes of the meeting at which the Resolution is approved.

FORM B (Application Form)

This form must be completed by an Authorized Official. Form B provides all applicable information about the Participant and the local depository bank. After an application is received by the IPAIT Administrator-Advisor an account and an account number will be assigned. Once the account is open, the Participant may make its initial investment, according to the "Instructions for Investment and Withdrawals," given at the back of this publication. Supplemental Form B should be used for opening additional accounts.

For more information regarding the opening of an account or the use of automated
clearinghouse   transfer  (ACH),   please  call  the  IPAIT   toll-free   number
(800)872-4024 or 245-3245 in Des Moines.

NOTE:  All completed forms should be mailed to IPAIT at the following address:

                  Iowa Public Agency Investment Trust
                  P.O. Box 837
                  Des Moines, Iowa  50304-0837

                   IOWA PUBLIC AGENCY INVESTMENT TRUST (IPAIT)
                                   RESOLUTION

FORM A                                              DATE________________________



A RESOLUTION AUTHORIZING THE APPROVAL OF AND PARTICIPATION IN A JOINT POWERS AGREEMENT AND DECLARATION OF TRUST FOR THE IOWA PUBLIC AGENCY INVESTMENT TRUST, AUTHORIZING INVESTMENTS THROUGH THE FIXED TERM AUTOMATED INVESTMENT PROGRAM OF IPAIT AND AUTHORIZING IPAIT TO DESIGNATE AND NAME DEPOSITORIES.

         WHEREAS, Iowa Code section 28E.1 permits political subdivisions to make efficient use of their powers by enabling them to provide joint services with other Public Agencies and to cooperate in other ways of mutual advantage, and to exercise and enjoy jointly any powers, privileges or authority exercised or capable of being exercised by one Public Agency of this state or private agencies for the joint or cooperative action; and

         WHEREAS, Iowa Code sections 331.555 and 384.21 empowers Cities, City Utilities, and Counties to invest their moneys pursuant to a joint investment agreement; and

         WHEREAS, the City of Fairfield, the Maquoketa Municipal Utility, and Buchanan County are political subdivisions organized and existing under and by virtue of the laws and Constitution of the State of Iowa and have approved the Joint Powers Agreement and Declaration of Trust and thereby they have established the Iowa Public Agency Investment Trust as of October 1, 1987, and amended as of May 1, 1993; and

         WHEREAS, this Governing Body desires to adopt and enter into the Joint Powers Agreement and Declaration of Trust, and it is in the best interest of this Governing Body to participate in the Iowa Public Agency Investment Trust for the purpose of joint investment of moneys with other cities, city utilities and counties to enhance investment earnings to each; and

         WHEREAS, this Governing Body deems it to be advisable for this Public Agency to make use, from time to time, of the Fixed Term Automated Investment Program available to Participants of IPAIT;

         NOW, THEREFORE, BE IT RESOLVED:

         Section 1. The Joint Powers Agreement and Declaration of Trust is approved and adopted. This Public Agency joins with the other public agencies in accordance with the Joint Powers Agreement and Declaration of Trust, as amended, (the "Declaration of Trust") which is incorporated herein by reference with the same effect as if it had been set out in this resolution by becoming a Participant of IPAIT. The Joint Powers Agreement and Declaration of Trust is filed in the minutes of the meeting at which this Resolution is adopted. The authorized officials of this Public Agency are directed and authorized to take such actions and execute documents as may be deemed necessary and appropriate to effect the entry of this Public Agency into the Declaration of Trust and adoption thereof by this Public Agency and to carry out the intent and purpose of this Resolution.

         Section 2. This Public Agency is authorized to invest its available moneys from time to time and to withdraw such moneys from time to time in accordance with the provisions of the Declaration of Trust and the Fixed Term Automated Investment Program of IPAIT.

Payment for any investments made within the Fixed Term Automated Investment Program is authorized from the Public Agency's specified IPAIT Account. Interest and principal payments must be credited to the Public Agency's designated Trust Account. The Custodian will hold investments in the name of IPAIT for the account of the Public Agency.

The following officers and officials of this Public Agency and their respective successors in office each are designated as "Authorized Officials" with full power and authority to effectuate the investment and withdrawal of moneys with this Public Agency from time to time in accordance with the Joint Powers Agreement and Declaration of Trust.

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IPAIT must be advised of any changes in Authorized  Officials in accordance with procedures established by IPAIT.

         Section 3. The Trustees of IPAIT are designated as having official custody of this Public Agency's moneys which are invested in accordance with the Joint Powers Agreement and Declaration of Trust and any moneys invested in accordance with the Trust's Fixed Term Automated Investment Program.

         Section 4. IPAIT is authorized to designate and name depositories and to file form CPE-31019, to execute documents, and to take actions as may be necessary to purchase and make payment, sell, secure, or take payment of principal and interest. Certificates of deposit must be purchased only from financial institutions designated by IPAIT which are approved depositories as prescribed by Iowa Code chapter 573.

         Section 5. Authorization is given for members and officials of this Public Agency to serve as Trustees of IPAIT from time to time if selected as such pursuant to the provisions of the Declaration of Trust.

         Section  6.  Unless  otherwise   expressly  defined,   words  that  are
capitalized in the Resolution have meanings defined in the Joint Powers Agreement and Declaration of Trust.


Passed and approved this ______________ day of ________________________,19_____.



__________________________________          ___________________________________
    NAME OF PUBLIC AGENCY                      SIGNATURE OF PRESIDING OFFICER


ATTEST:


__________________________________
    CLERK/SECRETARY




NOTE: Please mail one original copy of this form and the certification and a completed application Form B to the following address:

                  IOWA PUBLIC AGENCY INVESTMENT TRUST
                  P.O. Box 837
                  Des Moines, Iowa   50304-0837


                          This form may be photocopied.

                      IOWA PUBLIC AGENCY INVESTMENT TRUST



FORM A CERTIFICATE



STATE OF IOWA              )
                           )SS:
COUNTY  OF                 )

         I, the undersigned of _________________________________, State of Iowa,
                                   (NAME OF PUBLIC AGENCY)
do certify that attached is a complete copy of the portion of the records of the Governing Body of the named Public Agency, and the same is a complete copy of the action taken by the Governing Body of the Public Agency with respect to this matter at the meeting held on this date; these proceedings remain in full force and effect and have not been amended or rescinded in any way; that this meeting and all action was publicly held in accordance with notice of public meeting and tentative agenda, a copy of which was timely served on each member of the Governing Body of the Public Agency and posted on a bulletin board or other prominent place easily accessible to the public clearly designated for that purpose, at the principal office of the Governing Body and in accordance with the provisions of Iowa Code chapter 21, with at least 24 hours advance notice to the public and media as required by law and with members of the public present in attendance.

         I further certify that the individuals named therein were on this date lawfully possessed of their respective offices as indicated, that no vacancy existed except as may be stated in proceedings, and that no controversy or litigation is pending, prayed or threatened involving the incorporation, organization, existence or boundaries of the Public Agency or the right of the individuals named herein as officers to their respective positions.

WITNESS my hand hereto affixed this ____________ day of _______________, 19___.


                                      By _____________________________________
                                          (CLERK/SECRETARY FOR PUBLIC AGENCY)



Subscribed and sworn to before me on this __________ day of ___________, 19___.


                                         _____________________________________
                                                     (NOTARY PUBLIC)

                      IOWA PUBLIC AGENCY INVESTMENT TRUST
                                APPLICATION FORM

FORM B
--------------------------------------------------------------------------------
I.  BASIC INFORMATION

Name of Public Agency: _______________________________________________________

(Check one)     |_| City       |_| City Utility       |_| County
                |_| 28E Organization      |_| Other:

(Check all appropriate box(es) Member of:  ILC |_|      IAMU |_|     ISAC |_|

Federal Identification Number ________________________________________________

Contact Person and Title _____________________________________________________

Address ______________________________________________________________________

Telephone Number (         )__________________________________________________

--------------------------------------------------------------------------------

IF INITIAL INVESTMENT IS ENCLOSED, PLEASE INDICATE AMOUNT $ __________________
                                           (PAYABLE TO NORWEST BANK IOWA, N.A.)

--------------------------------------------------------------------------------
II.  NEW ACCOUNT INFORMATION

Authorization  is  hereby  given  to  Investors   Management   Group,  as  IPAIT
Administrator-Advisor, to open the following Iowa Public Agency Investment Trust Account(s).

Name to appear on IPAIT Account (e.g. General Fund, etc.)* ___________________

Name and Address of Local Depository for funds transfer ______________________

______________________________________________________________________________

______________________________________________________________________________

Local Depository Account Number ______________________________________________

checking  |_|       savings  |_|
(For your protection, only one depository account may be accessed per IPAIT account)

Depository's ABA Routing Number ______________________________________________
(This number can be obtained from bottom of blank check or by calling your depository)

--------------------------------------------------------------------------------
III.  DEPOSIT/WITHDRAWAL INFORMATION AND AUTHORIZATION

Authorization is given to Investors Management Group, as the IPAIT Administrator-Advisor, to honor any request believed to be authentic for investment to or withdrawal from IPAIT. Moneys will be transferred only upon telephone, written or personal notice from an Authorized Official of the Public Agency. Upon notification, the Administrator-Advisor will initiate debit and credit entries to the local depository account(s) indicated and the local depository(ies) are authorized to debit and credit the same to such account(s). Transfer must be made by Automated Clearinghouse Transfer (ACH), if available, unless otherwise directed by the Public Agency. There is no direct charge for ACH transfers.

--------------------------------------------------------------------------------
IV.  INFORMATION STATEMENT AND DECLARATION OF TRUST

It is hereby certified that the Public Agency has received a copy of the Information Statement of IPAIT and a copy of the Joint Powers Agreement and Declaration of Trust and agrees to be bound by the terms of such documents.

--------------------------------------------------------------------------------
V.  EFFECTIVENESS OF APPLICATION FORM

The information, certifications and authorizations set forth on this application shall remain in full force and effect until the IPAIT Administrator receives written notification of a change.

--------------------------------------------------------------------------------
VI.  AUTHORIZED SIGNATURES

The following are Authorized Officials (as designated in Resolution - Form A) of this Public Agency to effectuate the investment and withdrawal of moneys of this Public Agency from time to time in accordance with the Joint Powers Agreement and Declaration of Trust.

__________________________________
     NAME OF PUBLIC AGENCY


_________________________  _______________  ______________________  __________
      PRINT OR TYPE NAME       TITLE            SIGNATURE             DATE
    OF AUTHORIZED OFFICIAL                  (AUTHORIZED OFFICIAL)

_________________________  _______________  ______________________  __________
      PRINT OR TYPE NAME       TITLE            SIGNATURE             DATE
    OF AUTHORIZED OFFICIAL                  (AUTHORIZED OFFICIAL)

_________________________  _______________  ______________________  __________
      PRINT OR TYPE NAME       TITLE            SIGNATURE             DATE
    OF AUTHORIZED OFFICIAL                  (AUTHORIZED OFFICIAL)

--------------------------------------------------------------------------------
VII.  APPLICATION SIGNATURE

Application is hereby made this ______ day of ______________________ , 19____.


Name: _________________________________     Title:____________________________


Signature ____________________________________________________________________
This application form must be signed by an official authorized by Resolution to Transact business with IPAIT. (See Resolution Form A for Authorized Officials)


Mail this form along with FORM A to:

       IOWA PUBLIC AGENCY INVESTMENT TRUST
       P.O. Box 837
       Des Moines, Iowa 50304-0837

                          This form may be photocopied


* FOR ADDITIONAL IPAIT ACCOUNTS, USE SPACE PROVIDED ON SUPPLEMENTAL FORM B.

                           ADDITIONAL IPAIT ACCOUNTS

             COMPLETE THE FOLLOWING INFORMATION FOR EACH ADDITIONAL
                           IPAIT ACCOUNT TO BE OPENED

SUPPLEMENTAL FORM B

Name of Public Agency ________________________________________________________

                      ________________________________________________________

Name to appear on IPAIT Account (e.g. General Fund, etc.)_____________________

Name and Address of Local Depository for funds transfer ______________________

______________________________________________________________________________

______________________________________________________________________________


Local Depository Account Number ________________   checking |_|    savings |_|
(For your protection, only one depository account may be accessed per IPAIT account)

Depository's ABA Routing Number _________________
(This number can be obtained from bottom of blank check or by calling depository)

Name to appear on IPAIT Account (e.g. General Fund, etc.) ____________________

Name and Address of Local Depository for funds transfer ______________________

______________________________________________________________________________

______________________________________________________________________________

Local Depository Account Number ________________   checking |_|    savings |_|
(For your protection, only one depository account may be accessed per IPAIT account)

Depository's ABA Routing Number ________________
(This number can be obtained from bottom of blank check or by calling depository)

Name to appear on IPAIT Account (e.g. General Fund, etc.) ____________________

Name and Address of Local Depository for funds transfer ______________________

______________________________________________________________________________

______________________________________________________________________________

Local Depository Account Number ________________   checking |_|    savings |_|
(For your protection, only one depository account may be accessed per IPAIT account)

Depository's ABA Routing Number ________________
(This number can be obtained from bottom of blank check or by calling depository)


                                        _______________________________________
                                        Signature of Authorized Official

                         This form may be photocopied.

                       INSTRUCTIONS FOR MAKING PLACEMENTS

A.   To make a Placement by Automated Clearinghouse TRANSFER (ACH) DEBIT:
     (Interest always begins the following business day)

     l. Call 1-800-872-4024 prior to 2:00 p.m. and an IPAIT representative will answer - "Iowa Public Agency Trust."

     2. Say: "This is (city, city utility, county) of _____ (name) _____, IPAIT Participant No. _____, with an ACH Placement, in the amount of $_____. My local financial institution is _____, and the local checking/savings account number is _____."

     3.  The  IPAIT  representative  will  repeat  the  information   given  and
         acknowledge that the placement is accepted.

NOTE: Notice must be received prior to 2:00 p.m. to begin earning interest the next business day.

B.   TO MAKE A PLACEMENT BY WIRING MONEYS:  (Interest begins same day)

     l. Call 1-800-872-4024 prior to 10:00 a.m. and an IPAIT representative will answer - "Iowa Public Agency Trust."

     2. Say: "This is (city, city utility, county) of _____ (name)_____, IPAIT Participant No _____, with a wire investment in the amount of _____. This will be coming from _____(Financial Institution name and account number) _____."

     3.  The   IPAIT  representative  will  repeat  the  information  given  and acknowledge the placement.

     4.  Instruct  your  local  Financial  Institution  to wire the  moneys  to:
         Norwest Bank Iowa, N.A., Des Moines, ABA #073000228, credit #405200, Iowa Public Agency Investment Trust, further credit to (Public Agency name and IPAIT Participant number).

NOTE: To be credited the same day, THE PARTICIPANT MUST CALL BEFORE 10:00 a.m. and THE LOCAL FINANCIAL INSTITUTION MUST DEPOSIT MONEYS WITH the federal reserve wire system no later than 10:00 a.m.

C.   TO MAKE A PLACEMENT BY CHECK OR BANK DRAFT:
     (Interest begins usually one business day following receipt)

     1. Mail or deliver checks endorsed for deposit or made payable to Norwest Bank Iowa, N.A. along with placement instructions, giving name of the Public Agency, IPAIT Participant number, and placement amount. Mail or deliver to:

              IOWA PUBLIC AGENCY INVESTMENT TRUST
              c/o Norwest Bank Iowa, N.A.
              666 Walnut, P.O. Box 837
              Des Moines, Iowa  50304-0837

                       INSTRUCTIONS FOR MAKING REDEMPTIONS

A.   To make a REDEMPTION by Automated Clearinghouse TRANSFER (ACH) CREDIT:
     (Moneys transferred next business day after request)

     l. Call 1-800-872-4024 prior to 2:00 p.m. and an IPAIT representative will answer - "Iowa Public Agency Trust."

     2. Say: "This is (city, city utility, county) of _____ (name) _____, IPAIT Participant No. _____,with an ACH redemption request, in the amount of $_____. My local financial institution is _____, and the local checking/savings account number is _____."

     3.  The   IPAIT  representative  will  repeat  the  information  given  and acknowledge the redemption.

NOTE: Notice must be received prior to 2:00 p.m. for moneys to be on deposit in your local FINANCIAL INSTITUTION the next business day.

B.   TO MAKE REDEMPTIONS BY WIRING MONEYS: (Moneys transferred same day)

     1. Call 1-800-872-4024 prior to 10:00 a.m. and an IPAIT representative will answer - "Iowa Public Agency Trust."

     2.  Say:   "This  is  (city,  city  utility, county) of _____ (name) _____,
         IPAIT Participant No. _____, with a wire redemption request, in the amount of $_____."

     3. Provide instructions for wiring, including local financial institution, location, account number, and name and telephone number of a contact person at that financial institution.

     4.  The   IPAIT  representative  will  repeat  the  information  given  and acknowledge the redemption.

NOTE: Notice must be received prior to 10:00 a.m. for transfers to be made the same day.

C. To receive a check by mail: (This option is available but not recommended since the IPAIT Account is debited the same day check is written)

Call 1-800-872-4024 and an IPAIT representative will assist you.

                       IOWA PUBLIC AGENCY INVESTMENT TRUST


                       STATEMENT OF ADDITIONAL INFORMATION


                               September 30, 1998

                                Table of Contents


                                                                      Page
                                                                      ----

Investment Objectives, Policies and Restrictions...................     2
Trustees and Executive Officers....................................     5
Compensation Table.................................................     6
Investment Advisory and Other Services.............................     7
Distribution Plan..................................................     9
Portfolio Transactions and Brokerage Allocations...................    10
Trust Units and Control............................................    11
Net Asset Value and Public Offering Price..........................    12
Purchase and Redemption............................................    13
Financial Statements...............................................    13
Independent Auditors...............................................    13


This Statement of Additional Information is not a prospectus. This Statement of Additional Information relates to the Information Statement dated September 30, 1998, and should be read in conjunction therewith. A copy of the Information Statement may be obtained from the Iowa Public Agency Investment Trust, Norwest Bank Iowa, N.A., 666 Walnut, P.O. Box 837, Des Moines, Iowa 50304-0837.

                INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS
                ------------------------------------------------

The interests of beneficial interest ("Trust Units") in Iowa Public Agency Investment Trust ("IPAIT" or the "Trust") are offered in series. This Statement of Additional Information only relates to the two series designated Diversified Portfolio and Direct Government Obligations Portfolio (sometimes referred to herein as a "Portfolio" or, collectively, as the "Portfolios"). The investment objectives and policies of the Portfolios are set forth in the Information Statement. Certain additional investment information is set forth below.

INVESTMENT RESTRICTIONS.

The Trust's Portfolios are available for investment only by Iowa public agencies pursuant to Iowa Code chapter 28E and sections12B.10, 331.555 and 384.21. As a result, the Trust is only permitted to invest in securities which such public agencies are permitted to invest in under Iowa law as it presently exists or as it may be amended in the future.

In addition to the investment objectives and policies set forth in the Information Statement, each of the Portfolios is subject to certain investment restrictions, as set forth below, which may not be changed without the vote of a majority of the Participants in a Portfolio. "Majority," as used in the Information Statement and in this Statement of Additional Information, means the lesser of (a) 67 percent of the Trust's or a Portfolio's outstanding Trust Units voting at a meeting of Participants at which more than 50 percent of the outstanding Trust Units are represented in person or by proxy or (b) a majority of the Trust's or a Portfolio's outstanding Trust Units.

Unless otherwise specified below, none of the Portfolios will:

     1. Invest more than 5 percent of the value of their total assets in the securities of any one federally insured Iowa depository institution (other than securities of the U.S. government or its agencies or instrumentalities).

     2. Invest 25 percent or more of the value of their total assets in the securities of issuers conducting their principal business activities in any one industry, including financial institutions. This restriction does not apply to securities of the U.S. government or its agencies and instrumentalities and repurchase agreements relating thereto.

     3. Issue any senior securities (as defined in the Investment Company Act of 1940, as amended).

     4.  Mortgage, pledge or hypothecate their assets.

     5.  Make short sales of securities or maintain a short position.

     6.  Purchase any securities on margin.

     7.  Write, purchase or sell puts, calls or combinations thereof.

     8.  Purchase or sell real estate or real estate mortgage loans.

     9.  Purchase or sell commodity contracts, including futures contracts.

     10. Borrow  or  make  loans,   provided   that  IPAIT  may  make   Permited
         Investments.

     11. Invest in restricted securities or invest more than 10 percent of the Portfolio's net assets in repurchase agreements with a maturity of more than seven days, and other liquid assets, such as securities with no readily available market quotation.

     12. Underwrite the securities of other issuers.

     13. Invest in any securities in contravention of the provisions of Rule 2a-7 of the Investment Company Act of 1940 as it presently exists or as it may hereafter be amended.

The Trust may invest Portfolio assets pursuant to the maximum extent possible by Iowa law governing investments by public agencies and Rule 2a-7 and any change in the restrictions of Iowa law governing investments by public agencies and Rule 2a-7 shall be deemed to be adopted by the Trust, and such change shall not require the approval of Participants.

Any investment restriction or limitation referred to above or in the Information Statement which involves a maximum percentage of securities or assets shall not be considered to be violated unless an excess over the percentage occurs immediately after an acquisition of securities or utilization of assets and results therefrom.

OTHER POLICIES -- NONFUNDAMENTAL

In addition to the above investment restrictions and those fundamental policies set forth in the Information Statement, the Board of Trustees has adopted other policies set forth below which are nonfundamental and can be changed without Participant approval.

The Fundamental and Nonfundamental Investment Policies of the Trust shall apply to all funds invested on behalf of Participants accounted for in the Trust's financial statements. Each investment made pursuant to this Investment Policy must be authorized by applicable law and this written Investment Policy. These policies are intended to comply with Iowa Code Chapter 452.

Upon passage and upon future amendment, if any, copies of this Investment Policy shall be delivered to all of the following:

     1.  The IPAIT Board of Trustees.

     2.  All IPAIT depository institutions or fiduciaries.

     3.  The auditor engaged to audit any fund of IPAIT.

DELEGATION OF AUTHORITY

The responsibility for conducting IPAIT investment transactions resides with the IPAIT Board of Trustees. Certain responsibilities have been delegated to the

Executive Committee, the Administrator - Advisor, the Custodian and the Bank Trust Services Provider (the "Service Providers") pursuant to the Administrator
- Advisor Agreement, the Custodian Agreement, the Bank Trust Services Agreement with amendments as may be adopted from time to time and the current Information Statement (the "Documents").

Each Service Provider shall individually notify the IPAIT Board of Trustees in writing within thirty days of receipt of all communication from the auditor of any Service Provider or any regulatory authority of the existence of a material weakness in internal control structure of the Service Provider or regulatory orders or sanctions regarding the type of services being provided to IPAIT by the Service Provider.

The records of investment transactions made by or on behalf of IPAIT are public records and are the property of IPAIT whether in the custody of IPAIT or in the custody of a fiduciary or other third party.

OBJECTIVES OF INVESTMENT POLICY

The primary objectives, in order of priority, of all investment activities involving the financial assets of IPAIT shall be the following:

     1. SAFETY: Safety and preservation of principal in the overall portfolio is the foremost investment objective.

     2. LIQUIDITY: Maintaining the necessary liquidity to match expected liabilities is the second investment objective.

     3.  RETURN:   Obtaining  a  reasonable   return  is  the  third  investment
         objective.

PRUDENCE

The Board of Trustees, when providing for the investment or deposits of public funds in the IPAIT program, shall exercise the care, skill, prudence and diligence under the circumstances then prevailing that a person acting in a like capacity and familiar with such matters would use to attain the investment objectives.

OTHER PROHIBITED INVESTMENT PRACTICES

At no time will IPAIT invest pursuant to a contract providing for the compensation of an agent or fiduciary based upon the performance of the invested assets. Furthermore, if a fiduciary or other third party with custody of public investment transaction records of IPAIT fails to produce records when requested by IPAIT or its agent within a reasonable time, IPAIT shall make no new investment with or through the fiduciary or third party and shall not renew maturing investments with or through the fiduciary or third party.

SAFEKEEPING AND CUSTODY

All invested assets of Participants in the Portfolios, or in the Fixed Term Program, shall be held in accordance with the Custodian Agreement.

All invested assets eligible for physical delivery shall be secured by having them held at a third party custodian. All purchased investments shall be held pursuant to a written third party custodial agreement requiring delivery versus payment. No assets may be delivered out of the IPAIT account without full payment (no "free deliveries" shall be permitted).

REPORTING

The Service Providers shall submit all reports required in the Documents.

                         TRUSTEES AND EXECUTIVE OFFICERS
                         -------------------------------

The operations of the Trust are governed by a Board of Trustees ("Board of Trustees") and various officers elected from time to time. The names, addresses and principal occupations during the past five years of the Trustees and executive officers of the Trust are:
                                                      Principal Occupation
Name and Address            Age  Position with Trust   (last five years)
----------------            ---  -------------------  --------------------

Robert R. Hagey              47  Chair and Trustee    County Treasurer
210 Central Avenue, S.W.                              Sioux County, Iowa
P.O. Box 70
Orange City, Iowa  51041

Thomas Hanafan               51  Vice Chair and       Mayor
209 Pearl Street                 Trustee              Council Bluffs, Iowa
Council Bluffs, Iowa  51503

Kenneth D. Alberts           54  Second Vice Chair    Director of Planning &
612 East 12th Street             and Trustee          Development
Cedar Falls, Iowa  50613                              Cedar Falls Utilities

Jim Ahrenholtz               59  Trustee              Office Manager
16th & 5th Avenuue South                              Denison Municipal
Denison, Iowa  51442                                  Utilities

Robert Rasmussen             66  Trustee              Mayor
City Hall                                             Fairfield, Iowa
118 South Main
Fairfield, Iowa   52556

Floyd Magnusson              73  Trustee              Webster County Supervisor
703 Central Avenue
Fort Dodge, Iowa  50501

Norman Kehrberg              63  Trustee              Plymouth County Treasurer
Plymouth County Courthouse
215 Fourth Avenue S.E.
LeMars, Iowa  51031

Paul S. Oldham               55  Trustee              Office Manager
104 West Call Street                                  Algona Municipal Utilities
Algona, Iowa  50511

Jody E. Smith                45  Trustee              Director of Administrative
P.O. Box 65320                                        Services
West Des Moines, Iowa 50265                           City of West Des Moines

Robert Haug                  51  Ex Officio Trustee   Executive Director
6900 NE 14th St., Ste. 27        and Secretary        Iowa Association of
Ankeny, Iowa  50021-8997                              Municipal Utilities

William R. Peterson          48  Ex Officio Trustee   Executive Director
701 East Court Avenue            and Assistant        Iowa State Association of
Des Moines, Iowa  50309          Secretary            Counties

Thomas G. Bredeweg           51  Ex Officio Trustee   Executive Director
317 Sixth Avenue                 and Treasurer        Iowa League of Cities
Suite 1400
Des Moines, Iowa  50309

The Board of Trustees does not include any person who is deemed to be an "interested person" as defined in Section 2(a)(19) of the Investment Company Act of 1940 ("1940 Act"). Ex Officio Trustees have no voting power in connection with any actions that the Trustees may take on behalf of IPAIT.

                               COMPENSATION TABLE
                               ------------------

         (1)                 (2)                    (3)                     (4)                     (5)
                          Aggregate        Pension or Retirement     Estimated Annual        Total Compensation From
       Name of          Compensation        Benefits Accrue As         Benefits Upon           Registrant and Fund
Person, Position       From Registrant     Part of Fund Expenses        Retirement          Complex Paid to Director
----------------       ---------------     ---------------------        ----------          ------------------------
Robert R. Hagey            $  0                  $  0                      $   0                   $   0
Chair & Trustee

Thomas Hanafan                0                     0                          0                       0
Vice Chair & Trustee

Kenneth D. Alberts,           0                     0                          0                       0
Second Vice Chair
& Trustee

Jim Ahrenholtz                0                     0                          0                       0
Trustee

Robert Rasmussen              0                     0                          0                       0
Trustee


         (1)                 (2)                    (3)                     (4)                        (5)
                          Aggregate        Pension or Retirement     Estimated Annual        Total Compensation From
       Name of          Compensation        Benefits Accrue As         Benefits Upon           Registrant and Fund
Person, Position       From Registrant     Part of Fund Expenses        Retirement          Complex Paid to Director
----------------       ---------------     ---------------------        ----------          ------------------------

Floyd Magnusson            $  0                  $  0                      $   0                   $   0
Trustee

Norman Kehrberg               0                     0                          0                       0
Trustee

Paul S. Oldham                0                     0                          0                       0
Trustee

Jody E. Smith                 0                     0                          0                       0
Trustee

Robert Haug                   0                     0                          0                       0
Ex-Officio Trustee
& Secretary

William R. Peterson           0                     0                          0                       0
Ex-Officio Trustee &
Assistant Secretary

Thomas G. Bredeweg            0                     0                          0                       0
Ex-Officio Trustee &
Treasurer

                     INVESTMENT ADVISORY AND OTHER SERVICES
                     --------------------------------------

General
-------

Investors Management Group, Ltd., ("IMG"), manages the investments and business affairs of the Trust. IMG, a wholly owned subsidiary of AMCORE Financial Inc., is a federally registered Investment Advisor organized in 1982 and located at 2203 Grand Avenue, Des Moines, Iowa. Since then its principal business has been providing continuous investment management to pension and profit-sharing plans, insurance companies, public agencies, banks, endowments and charitable institutions, other mutual funds, individuals and others. As of June 30, 1998, IMG had approximately $3.9 billion in equity, fixed income and money market assets under management.

The Administrator-Advisor Agreement
-----------------------------------

IMG acts as the investment adviser and administrator to the Trust under an Administrator-Advisor Agreement ("Advisor Agreement"). The Advisor Agreement has been approved by the Trustees. The Advisor Agreement was first approved by the Board of Trustees on October 1, 1987, and was last approved as amended as of August 31, 1998. The Trust is managed by Kathryn D. Beyer, CFA, Managing
Director. Ms. Beyer is a fixed income strategist and is a member of IMG's Investment Policy Committee. Her experience includes serving as a securities analyst and director of mortgage-backed securities for Central Life Assurance
Company. She received her Master of Business Administration from Drake University and her Bachelor of Science degree in agricultural engineering from Iowa State University.

IMG provides daily account services to Participants; determines and allocates income of IPAIT; administers all Portfolio Unit transactions and purchases and sales associated with the Fixed Term Program; provides administrative personnel, equipment and office space to IPAIT; determines the net asset value of IPAIT on a daily basis; and performs all related administrative services for IPAIT.

The Advisor Agreement terminates automatically in the event of its assignment. In addition, the Advisor Agreement is terminable at any time, without penalty, by the Trustees of the Trust, or by vote of a majority of the Trust's outstanding voting securities, or by the Advisor, on not more than 60 days written notice to the Advisor. Unless sooner terminated, the Advisor Agreement shall continue in effect only so long as such continuance is specifically approved at least annually by the Board of Trustees. All investment decisions are subject to review by the Trustees.

THE CUSTODIAN AND BANK TRUST SERVICES PROVIDER
----------------------------------------------

Pursuant to a Custodian Agreement and Bank Trust Services Agreement, Norwest Bank Iowa, N.A. (the "Bank"), 666 Walnut, P.O. Box 837, Des Moines, Iowa 50304-0837, has been retained as Custodian and Bank Trust Services Provider for IPAIT. The Bank provides all custodial services and Bank Trust Services pursuant to the Custodian Agreement and Bank Trust Services Agreement. The Custodian
Agreement and Bank Trust Services Agreement are not assignable and are cancelable on 60 days notice by either party without penalty. They will remain in effect until December 31, 1998, and are approved annually by the Trustees. It is terminable in the event of its assignment and/or either party's 60 day written notice.

FEES
----

Under the Advisor Agreement, the Custodian Agreement and the Bank Trust Services Agreement the Trust pays the following fees accrued daily and paid monthly on the average annual net assets of the Portfolio as indicated.

                              DIVERSIFIED PORTFOLIO

       Average Daily            Custodian     Bank Trust Service     Advisor
      Net Asset Amount             Fee              Fee                Fee
      ----------------             ---              ---                ---

  Less than $150 million          .050%            .075%              .230%
  For additional amounts
    up to $300 million            .045%            .075%              .185%
  For amounts greater than
    $300 million                  .040%            .075%              .140%

                                  DGO PORTFOLIO

        Average Daily            Custodian     Bank Trust Service     Advisor
      Net Asset Amount             Fee              Fee                Fee
      ----------------             ---              ---                ---

  Less than $150 million          .050%            .075%              .230%
  For additional amounts
    up to $300 million            .045%            .075%              .185%
  For amounts greater than
    $300 million                  .040%            .075%              .140%


For the last three fiscal years ending June 30, 1998, the Trust paid the Advisor the following amounts as advisory fees allocated between the Portfolios as indicated.

                                        1998            1997            1996
                                        ----            ----            ----

     Diversified Portfolio            $242,990        $301,794        $278,236

     DGO Portfolio                     $81,737         $83,981         $72,160

The laws of certain states require that if a mutual fund's expenses (including advisory fees but excluding interest, taxes, brokerage commissions and extraordinary expenses) exceed certain percentages of average net assets, the fund must be reimbursed for such excess expenses. There are no such expense limitations applicable.

                                DISTRIBUTION PLAN
                                -----------------

Rule 12b-1(b) under the Investment Company Act of 1940 provides that any payments made by the Trust in connection with financing the distribution of Units may only be made pursuant to a written plan describing all aspects of the proposed financing of distribution, and also requires that all Agreements with any person relating to the implementation of the plan must be in writing. Because some of the payments described below to be made by the Trust are distribution expenses within the meaning of Rule 12b-1, the Trust adopted a Distribution Plan in accordance with such Rule.

Rule 12b-1(b)(1) requires that such plan be approved by a majority of a Portfolio's outstanding securities, and Rule 12b-1(b)(2) requires that such plan, together with any related agreements, be approved by a vote of the Trustees who are not interested persons of the Trust and who have no direct or indirect interest in the operation of the plan, cast in person at a meeting for the purpose of voting on such plan or agreement. Rule 12(b)-1(b)(3) requires that the plan or agreement provide, in substance:

     (a) that it shall continue in effect for a period of more than one year from the date of its execution or adoption only so long as such continuance is specifically approved at least annually in the manner described in paragraph (b)(2) of Rule 12b-1;

     (b) that any person authorized to direct the disposition of moneys paid or payable by the Trust pursuant to the plan or any related agreement shall provide to the Trustees, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made; and

     (c) in the case of a plan, that it may be terminated at any time by a vote of a majority of the Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the plan or in any agreements related to the plan or by a vote of a majority of the outstanding voting securities of a Portfolio.

Rule 12b-1(b)(4) requires that such a plan may not be amended to increase materially the amount to be spent for distribution without Participant approval and that all material amendments to the plan must be approved in the manner described in paragraph (b)(2) of Rule 12b-1.

Rule 12b-1(c) provides that the Trust may rely upon Rule 12b-1(b) only if the selection and nomination of the Trust's disinterested Trustees are committed to the discretion of such disinterested directors. Rule 12b-1(e) provides that the Trust may implement or continue a plan pursuant to Rule 12b-1(b) only if the directors who vote to approve such implementation or continuation conclude, in the exercise of reasonable business judgement and in light of their fiduciary duties under state law, and under Sections 36(a) and (b) of the Investment Company Act of 1940, that there is a reasonable likelihood that the plan will benefit the Trust and the Participants. The Trustees have concluded that there is a reasonable likelihood that the Distribution Plan will benefit the Trust and the Participants.

Pursuant  to the  provisions  of  the  Distribution  Plan  (and  pursuant  to an
"Administrative and Distribution Services Agreement") each of the Trust's Portfolios pays a fee to the Sponsoring Associations computed and paid monthly at an annual rate of up to .10 percent of such Portfolios' average daily net assets attributable to Participants who are members of such Sponsoring Association to compensate them for various administrative services, including clerical and administrative services in connection with meetings of the Board of Trustees, evaluation of performance of service providers, review of compliance with investment policies, providing the Board of Trustees various reports thereon, providing various marketing services and maintaining Trust records. For the year ended June 30, 1998, the Trust paid $181,630 and $54,491 in distribution fees to Sponsoring Associations for the Diversified Portfolio and Direct Government Obligation Portfolio respectively.

                PORTFOLIO TRANSACTIONS AND BROKERAGE ALLOCATIONS
                ------------------------------------------------

The Advisor is responsible for decisions to buy and sell securities for the Portfolios, the selection of broker-dealers to effect the transactions and the negotiation of brokerage commissions, if any. Usually, securities will be purchased on a principal basis directly from the issuer or from the underwriter at the initial offering and the brokerage commission will be paid, although certain portions may receive discounts or concessions out of offering proceeds. In placing orders for securities transactions, the primary criterion for the selection of a broker-dealer is the ability of the broker-dealer, in the opinion of the Advisor, to secure prompt execution of the transactions on favorable terms, including the reasonableness of the commission (if any) and considering the state of the market at the time.

When consistent with these objectives, orders may be placed with broker-dealers who furnish investment research and/or services to the Advisor. Such research or services include advice, both verbally and in writing, as to the value of securities; the advisability of investing in, purchasing or selling securities; and the availability of securities, or purchasers or sellers of securities; as well as analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. This allows the Advisor to supplement its own investment research activities and enables the Advisor to obtain the views and information of individuals and research staffs of many different securities firms prior to making investment decisions for the Portfolios. To the extent portfolio transactions are effected with broker-dealers who furnish research services to the Advisor, the Advisor receives a benefit, not capable of evaluation in dollar amounts, without providing any direct monetary benefit to the Trust from these transactions. The Advisor believes that most research services obtained by it generally benefit several or all of the accounts which it manages, as opposed to solely benefiting one specific managed fund or account. Normally, research services obtained through managed funds or accounts investing in fixed-income securities would be of greater benefit to the managed funds or accounts which invest in debt securities.

The Advisor has not entered into any formal or informal Agreements with any broker-dealers, nor does it maintain any "formula" which must be followed in connection with the placement of any Portfolio's transactions in exchange for research services. However, from time to time, the Advisor may elect to use certain brokers to execute transactions in order to encourage them to provide it with research services which it anticipates will be useful to it. The Advisor will authorize the Trust to pay an amount of commission for effecting a securities transaction in excess of the amount of commission another broker-dealer would have charged only if the Advisor determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or the Advisor's overall responsibilities with respect to the accounts as to which it exercises investment discretion.

In certain instances, there may be securities which are suitable for the Trust's Portfolios as well as for that of one or more of the advisory clients of the Advisor. Investment decisions for the Trust's Portfolios and for such advisory clients are made by the Advisor with a view to achieving their respective investment objectives. It may develop that a particular security is bought or sold for only one client of the Advisor even though it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients of the Advisor when one or more other clients are selling that same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment advisor, particularly when the same security is suitable for the investment objectives of more than one client. When two or more clients of the Advisor are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed by the Advisor to be equitable to each (and may result, in the case of purchases, in allocation of that security only to some of those clients and the purchase of another security for other clients regarded by the Advisor as a satisfactory substitute). It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as the Portfolio involved is concerned. At the same time, however, it is believed that the ability of the Portfolio to participate in volume transactions will sometimes produce better execution prices. The Trust does not purchase any securities on an agency basis and, therefore, does not incur brokerage commissions. The Trust purchases government securities in principal transactions with unaffiliated broker-dealers. Such principal transactions include nonnegotiated markups by the broker-dealers.

                             TRUST UNITS AND CONTROL
                             -----------------------

A complete description of the rights and characteristics of the Trust's Units is included in the Information Statement.

As of August 31, 1998, the following Participants owned 5 percent or more of the value of Trust Units in the Portfolios indicated. There were no "control" persons of the Trust or the Portfolios.

                              DIVERSIFIED PORTFOLIO

         Name                                              Amount    % Ownership
         ----                                              ------    -----------

  City of Ankeny; Ankeny Iowa                          $  7,862,602       5.15%
  City of Cedar Rapids; Cedar Rapids, Iowa             $ 17,737,692      11.61%


                     DIRECT GOVERNMENT OBLIGATION PORTFOLIO

         Name                                              Amount    % Ownership
         ----                                              ------    -----------

  West Des Moines Waterworks; West Des Moines, Iowa    $  4,976,118       6.29%
  City of Cedar Rapids; Cedar Rapids, Iowa             $ 74,138,881      93.70%

                    NET ASSET VALUE AND PUBLIC OFFERING PRICE
                    -----------------------------------------

The Securities and Exchange Commission adopted Rule 2a-7 under the Investment Company Act of 1940 which permits the Trust to compute the Portfolios' net asset value per Trust Unit using the amortized cost method of valuing portfolio securities. As a condition for using the amortized cost method of valuation, the Board of Trustees must establish procedures to stabilize the Trust's net asset value at $1.00 per Trust Unit. These procedures include a review by the Trustees as to the extent of any deviation of net asset value based on available market quotations from the $1.00 amortized cost value per Trust Unit. If such deviation exceeds $.005, the Trustee will consider what action, if any, should be initiated to reasonably eliminate or reduce material dilution or other unfair results to shareholders. Such action may include redemption of shares in kind, selling portfolio securities prior to maturity, withholding dividends or utilizing a net asset value per share as determined by using available market quotations. In addition, each Portfolio must maintain a dollar-weighted average portfolio maturity appropriate to its investment objective, but in any event, not longer than 90 days, must limit portfolio investments to those instruments which the Trustees determine present minimum credit risks, and must observe certain other reporting and recordkeeping procedures.

Under the amortized cost method of valuation, a security is initially valued at cost on the date of purchase and, thereafter, any discount or premium is amortized on a straight-line basis to maturity, regardless of the effect of fluctuating interest rates on the market value of the security. Accordingly, U.S. government obligations held by the Trust will be valued at their amortized cost, which normally will be their face amount. Other assets and securities are valued at a fair value determined, in good faith, by the Trustees.

The amortized cost method of valuation may result in some dilution of a shareholder's interest in the Portfolio insofar as general market increases and decreases of interest rates usually have an inverse effect on the value of debt instruments. However, the significance of the effect of such general market increases and decreases in interest rates directly corresponds to the maturity of the debt instruments; that is, the change in the market value of the underlying debt instruments and the corresponding change in the premium or discount of such instruments is greater when maturities are larger and less when maturities are shorter.

The net asset value of each Portfolio's Units is determined on each day on which the New York Stock Exchange is open, provided that the net asset value need not be determined on days when no Portfolio shares are tendered for redemption and no order for Portfolio shares is received. The New York Stock Exchange is not open for business on the following holidays (or on the nearest Monday or Friday if the holiday falls on a weekend): New Year's Day, Presidents' Day, Martin Luther King Day, Good Friday, Memorial Day, July 4th, Labor Day, Thanksgiving and Christmas.

                             PURCHASE AND REDEMPTION
                             -----------------------

Redemption of Trust Units, or payment, may be suspended at times (a) when the New York Stock Exchange is closed for other than customary weekend or holiday closings, (b) when trading on the exchange is restricted, (c) when an emergency exists, as a result of which disposal by the Portfolios of securities owned by them is not reasonably practicable, or it is not reasonably practicable for the Portfolios fairly to determine the value of their net assets, or (d) during any other period when the Securities and Exchange Commission, by order, so permits, provided that applicable rules and regulations of the Securities and Exchange Commission shall govern as to whether the conditions prescribed in (b) or (c) exist.

                              FINANCIAL STATEMENTS
                              --------------------

The Trust hereby incorporates by reference the information under the caption "Independent Auditors' Report," "Statements of Net Assets, June 30, 1998," "Statements of Operations, for the Years Ended June 30, 1998, 1997, 1996, 1995, and 1994," "Statements of Changes in Net Assets for the Years ended June 30, 1998 and 1997" and the Financial Highlights for each of the ten annual periods ended June 30, 1998, which are attached hereto and incorporated by reference herein.

                              INDEPENDENT AUDITORS
                              --------------------

On August 31, 1998, the Board of Trustees unanimously approved the appointment of KPMG Peat Marwick LLP, 2500 Ruan Center, Des Moines, Iowa, 50309 as the Trust's auditors.

                                   SIGNATURES


         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized pursuant to a resolution unanimously adopted by the Board of Trustees on August 31, 1998, in the city of Des Moines, state of Iowa on the 29th day of September, 1998.


                                         IOWA PUBLIC AGENCY INVESTMENT TRUST

                                         By:  /s/ Robert Hagey
                                              Robert Hagey, Chair

                                     PART C

                               OTHER INFORMATION


Item 24. FINANCIAL STATEMENTS AND EXHIBITS
         (A)      FINANCIAL STATEMENTS
                  (1)      Included in Part A:
                                    Not Applicable

                  (2)      Annual Financial Report dated June 30, 1998

                  (3)      Included in Part C:
                           Consent of KPMG Peat Marwick LLP

         (B)      EXHIBITS

                 Exhibit Number    Description
                 --------------    -----------

                 *1. Amended Joint Powers Agreement and Declaration of Trust; incorporated by reference to the Trust's Registration Statement, filed
                                  May 6, 1993

                 *2. Bylaws, incorporated by reference to the Trust's Registration Statement, filed May 6, 1993

                 *5. Administrator-Advisor Agreement, incorporated by reference to the Trust's Registration Statement, filed May 6, 1993

                 *8. Custodian Agreement, incorporated by reference to the Trust's Registration Statement, filed May 6, 1993

                 *9.(a) Bank Trust Services Agreement, incorporated by reference to the Trust's Registration Statement, filed May 6, 1993

                 *9.(b) License Agreements, incorporated by reference to the Trust's Registration Statement, filed May 6, 1993

                 *15. Rule 12b-1 Plan, incorporated by reference to the Trust's Registration Statement, filed May 6, 1993

                  16.             Computation of Yield Quotation

                  17.             Financial Data Schedule


Item 25. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

         Not Applicable

________________________________________
*ALL PREVIOUSLY FILED AS INDICATED.

Item 26. NUMBER OF HOLDERS OF SECURITIES

         Title of Class                               Number of Record Holders
         --------------                               ------------------------

         Diversified Portfolio Units                  348 as of August 31, 1998

         Diversified Government Obligation Units      4 as of August 31, 1998

Item 27. INDEMNIFICATION

                  Pursuant to Section 2.19 of the amended Joint Powers Agreement and Declaration of Trust ("Declaration") attached hereto as Exhibit 1, the trustees are empowered to indemnify or enter into agreements with respect to indemnification with respect to any person with whom the Trust has dealings, to the extent permitted by applicable law or the Investment Company Act of 1940 ("1940 Act"). Section 17(h) of the 1940 Act prohibits indemnification of any person, unless the loss results from willful misfeasance, bad faith, gross negligence or from reckless disregard of duties. Furthermore, pursuant to
Article V of the Declaration and Article VII of the Bylaws (included herewith as Exhibit 2), the Trust is empowered to indemnify persons in certain circumstances where they are not involved in intentional misconduct, knowing violation of law or where they have not derived improper personal benefit or with respect to criminal actions had no reasonable cause to believe that their actions are unlawful. For a complete description of such indemnifications and limitations of liability, see the appropriate provisions of the Declaration and the Bylaws.

                  Pursuant to the general authority of Section 2.19 of the Declaration, the Trust has entered into agreements with the Advisor and Custodian which specifically reference Section 5 of the Declaration and furthermore, with respect to the Custodian, limit the liability of the Custodian to the extent that the Custodian acts in good faith in the exercise of reasonable care. See Article IV of the Administrator-Advisor Agreement included herewith as Exhibit 5; Article VIII of the Custodian Agreement included herewith as Exhibit 8; and Article IV of the Bank Trust Services Agreement included herewith as Exhibit 9(a).

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification by the Registrant is against public policy as expressed in the Act and, therefore, may be unenforceable. In the event that a claim for such indemnification (except insofar as it provides for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person and the Securities and Exchange Commission is still of the same opinion, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 28. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISOR

                  Not Applicable

Item 29. PRINCIPAL UNDERWRITERS

                  (A)      Not Applicable

                  (B)      Not Applicable

                  (C)      Not Applicable

Item 30. LOCATION OF ACCOUNTS AND RECORDS

                  All required accounts, books and records are maintained by Investors Management Group, 2203 Grand Avenue, Des Moines, Iowa 50312-5338

Item 31. MANAGEMENT SERVICES

                  Not Applicable

Item 32. UNDERTAKINGS

                  Not Applicable

                        CONSENT OF INDEPENDENT AUDITORS

To the Unitholders and Board of Trustees
Iowa Public Agency Investment Trust:

We consent to the use of our report included herein by reference and to the reference to our Firm under the headings "REPORTS TO PARTICIPANTS" and "LEGAL COUNSEL AND INDEPENDENT AUDITORS" in the Information Statement and "INDEPENDENT AUDITORS" in the Statement of Additional Information.




KPMG Peat Marwick LLP
Des Moines, Iowa
September 29, 1998